UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2018

Spirit AeroSystems Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 South Oliver, Wichita, Kansas 67210

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (316) 526-9000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the annual meeting of stockholders of Spirit AeroSystems Holdings, Inc. (the “Company”) held on April 25, 2018, the Company’s stockholders approved a stockholder proposal requesting that the Company take the steps necessary to amend its bylaws to give holders in the aggregate of 10% of outstanding common stock the power to call a special stockholder meeting.

Accordingly, on July 23, 2018, the Board of Directors of the Company (the “Board”) approved an amendment and restatement of the Company’s Bylaws (the “Amended Bylaws”), effective as of July 23, 2018, to incorporate this right and certain other clarifying or administrative changes. Specifically, the Amended Bylaws allow for a special meeting of stockholders to be called by the Secretary of the Company upon the written request of one or more stockholders of record representing in the aggregate not less than 10% of the voting power of all shares of the Company entitled to vote on the matter or matters to be brought before the proposed special meeting (the “Special Meeting Right”).

The Special Meeting Right incorporates a “net long” definition of stock ownership for purposes of determining whether stockholders requesting a special meeting satisfy the 10% ownership threshold. Under the “net long” definition, a person will be deemed to “own” only those shares of outstanding common stock as to which the person possesses full voting and investment rights and the full economic interest in such shares.

The Special Meeting Right provides that a stockholder request for a meeting must include certain information, including documentary evidence of stock ownership, a description of the proposed business for the special meeting, the reasons for conducting such business at the meeting, any material interest in such business possessed by the requesting stockholders, and an acknowledgement that any disposition of shares by the requesting stockholder(s) will be deemed a revocation of the special meeting request in respect of the shares disposed.

The Special Meeting Right provides that a stockholder-requested special meeting need not be held if the request relates to an item of business that is not a proper subject for stockholder action under applicable law, the request is received between the period beginning 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders and ending on the date of the next annual meeting, or if the request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended, or other applicable law.

If the conditions of the Special Meeting Right are satisfied, the Company would be required to hold the requested special meeting within 90 days after receipt of the stockholder request for the meeting. Business transacted at the meeting would be limited to the purpose(s) stated in the request and any other matters brought before the meeting by or at the direction of the Board.

This summary of the Amended Bylaws incorporating the Special Meeting Right is qualified in its entirety by reference to the full text of the Amended Bylaws, which are filed as Exhibit 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit
3.2	Seventh Amended and Restated Bylaws of Spirit AeroSystems Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

Date: July 27, 2018	By:	/s/ Stacy Cozad
		Name:	Stacy Cozad
		Title:	Senior Vice President, General Counsel, Chief Compliance Officer, and Corporate Secretary